              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated March 18, 1994 covering the consolidated financial statements of HealthInfusion, Inc. and subsidiaries for the year ended December 31, 1993 and to all references to our Firm included in this Amendment No. 1 to Form S-3 Registration Statement File No. 33-59661 of Coram Healthcare Corporation,

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Miami, Florida,
April 18, 1996.